EXHIBIT 5.1 Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502

November 26, 2025

Onto Innovation Inc.

16 Jonspin Road

Wilmington, Massachusetts 01887

To the Addressee Stated Above:

We have acted as counsel to Onto Innovation Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S‑3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale from time to time by a selling stockholder named in the Registration Statement of up to an aggregate of 641,771 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation and the Form of Common Stock Certificate, which have been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

BEIJING	boston	Brussels	HONG KONG	Houston	LONDON	Los Angeles	Luxembourg	Palo Alto	SÃO PAULO	TOKYO	Washington, D.C.

Onto Innovation Inc. 2 November 26, 2025

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP